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                                                                   EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT

                           DATED AS OF JANUARY 1, 2000

                                 BY AND BETWEEN

PhaseCom Ltd., company number 51-086689-0, a company having an office and place of business in Har Hotzvim, Jerusalem, Israel (the "Company")

                                       AND

Menashe Shahar, identity number 5036905 of Qiryati Street 16, Ramat Gan, Israel (the "Employee")


WHEREAS, the Company desires to employ the Employee as its Vice President of Engineering and Chief Technical Officer, and to avail itself of the Employee's talents and abilities; and


WHEREAS, the Employee desires to be employed by the Company, subject to the terms and conditions set forth below.


NOW, THEREFORE, the parties hereby agree as follows:

1.     EMPLOYMENT DUTIES

       1.1. Employee shall perform the responsibilities of Vice President of Engineering and Chief Technical Officer of the Company, and any responsibilities incidental thereto.

       1.2. Employee shall devote his full business time and attention to the business of the Company, and shall not become engaged in any other occupation whether for compensation or not while employed hereunder, without the express written consent of the Company's Board of Directors.

       1.3. Employee's employment with the Company may require travel outside Israel, and the Employee agrees to such travel as may be necessary in order to fulfill his duties toward the Company.

       1.4. Employee's position is a "senior managerial position", as defined in the Work and Rest Hours Law, 1951, and requires a high level of trust. Accordingly, the provisions of said law shall not apply to Employee and Employee agrees that

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              he may be required to work beyond the regular working hours of the Company, for no additional compensation other than as specified in this Agreement.

       1.5. Employee declares that the fulfillment of the undertakings pursuant to this Agreement, his employment by the Company and the use of information in his possession and of his abilities, does not breach, and will not breach, any other agreement or undertaking for the preservation of confidentiality and non-competition to which he is a party. Employee agrees and undertakes not to perform any act or to omit to perform any act which may breach his fiduciary duty to the Company or which may place him in a position of conflict of interest with the objectives of the Company. In addition, Employee agrees and undertakes to inform the Company promptly of any such matter which may place him in such a situation of potential conflict of interest.

2.     TERM

       This Employment Agreement commences as of January 1, 2000, and shall continue for a period of thirty-six (36) months (the "Initial Term"), unless sooner terminated in accordance with the terms of Section 9 below. Upon the expiration of the Initial Term, this Employment Agreement shall automatically renew for successive twelve (12) month periods (each twelve month period shall be referred to as an "Extended Term"), unless sooner terminated in accordance with the terms of Section 9 below.

3.     COMPENSATION

       3.1. FIXED SALARY. Employee shall receive a fixed monthly Gross Salary of NIS 50,000 (Fifty Thousand New Israeli Shekels) (the "GROSS SALARY"), payable on the first business day of each month for the immediately preceding month.

       Once every six months, starting July 1, 2000, the Gross Salary shall be prospectively adjusted (the "Adjustment") to reflect the increases in the Consumer Price Index published by the Israeli General Bureau of Statistics (the "CPI") during the six month period preceding each Adjustment, based on the last known CPI at the time of each Adjustment. For the purpose hereof, the base CPI shall be the CPI for the month of January, 2000, published on February 15, 2000. For the avoidance of doubt, it is hereby clarified that such linkage shall be in lieu of any other linkage or allowances with respect to the Cost of Living.

       3.2. ANNUAL REVIEW. At the end of each calendar year during the Initial Term and any Extended Term the Company and the Employee shall conduct good faith negotiations with respect to the Employee's Gross Salary, taking into account


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              the nature of the Employee's position and the Company's business, economic and financial situation.

       3.3. BONUS. During the Initial Term and the Extended Term, Employee shall participate in each bonus plan adopted by the Board of Directors of PhaseCom, Inc., the Company's parent corporation ("Parent"). Commencing in 2000, Employee shall be entitled to receive an annual bonus equal to (i) fifteen percent (15%) of his annual base salary should Parent meet eighty percent (80%) of its plan as presented to the Board in January of each year, during the term of Employee's employment ("Yearly Plan"); (ii) fifty percent (50%) of his annual base salary should Parent meet its Yearly Plan; and (iii) ninety percent (90%) of his annual base salary should Parent meet one hundred twenty percent (120%) of its Yearly Plan, with the bonus prorated if the Yearly Plan is met between eighty percent (80%) and one hundred percent (100%); or between one hundred percent (100%) and one hundred twenty percent (120%). For purposes of this Section, the meeting of the Yearly Plan shall be based upon the actual revenues set forth by management and Parent's Compensation Committee for each applicable year (each compared to the revenues and other items projected in the Yearly
              Plan). Employee shall be entitled to receive an additional annual bonus based on his performance and that of the Company each year as determined by the Board of Parent, or Parent's Compensation Committee. The bonus shall be prorated should Employee's employment terminate prior to the full calendar year.

       3.4. VACATION. Employee shall accrue paid vacation at the rate of twenty eight (28) days for each twelve (12) months of employment. Employee may not accumulate his vacation days for more than twenty four (24) months of employment. Notwithstanding the foregoing, no later than December 31, 2000, the Company shall pay Employee the pro-rata amount of the Gross Salary with respect to all vacation days which were accrued by Employee for more than twenty four (24) months as of the date of such payment.

       3.5. SICK LEAVE. Employee shall be entitled to paid sick leave for up to 30 days for every calendar year, which shall be accruable for up to 90 days of paid sick leave.

       Employee shall not be entitled to paid sick leave from the Company if such payment was made as part of the disability insurance stated in
       Section 3.6 below.

       This sick leave shall not be redeemable, whether in the course of Employee's employment with the Company or subsequent to the termination thereof, regardless of reason.


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       3.6.   BENEFITS. During the term of Employee's employment, Employee shall be entitled to Manager's Insurance (BITUACH MINHALIM) to be registered on his name, in an amount equal to 15.83% of the Gross Salary, which shall be paid monthly to said Manager's Insurance Plan directly by the Company. The insurance shall be allocated as follows: (i) 8.33% in respect of severance compensation, (ii) 5% in respect of pension and (iii) up to 2.5% in respect of disability. An additional 5% of the Gross Salary shall be deducted by the Company from the monthly payment of Employee's salary as Employee's contribution to said Manager's Insurance. Ownership of the Manager's Insurance policy will be transferred to Employee upon termination of his employment with the Company. Notwithstanding the foregoing or anything in this agreement to the contrary, in the event that the employment relationship between Employee and the Company is terminated (a) by the Company for Cause (as defined in Section 9.2 below), or (b) by the Employee, other than in accordance with Section 9.1 below, Employee shall immediately transfer and return to the Company the title and any and all amounts accumulated in the Manager's Insurance on account of severance pay.

       3.7. EDUCATION FUND. The Company shall contribute to a Continuing Education Fund (KEREN HISHTALMUT), to be chosen by the Company for the benefit of Employee, in an amount equal to 7.5% of his Gross Salary per month, subject to Employee's contribution of an additional 2.5% of his Gross Salary per month. All tax obligations related to the Education Fund shall be borne by the Employee.

       3.8. RECREATION FUNDS. The Company shall provide and pay Employee Recreation Funds (DMEI HAVRA'AH) at the rate required by law and regulations.

       3.9. AUTOMOBILE. The Company shall provide the Employee with an automobile in such model and size as shall be determined by the Board of Directors of the Company. The Company shall pay all actual maintenance, gas and insurance expenses of the automobile. All tax obligations related to the automobile shall be borne by the Company.

       3.10. TELEPHONE. The Company shall bear all expenses incurred in connection with the maintenance of a dedicated telephone line in the Employee's home, solely for the purpose of enabling the Employee to conduct business affairs from his home. All tax obligations related to the maintenance of such telephone line shall be borne by the Company.


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       3.11.  MEDICAL EXAMINATION. The Employee shall be entitled to one medical examination per each calendar year at the Company's cost and expense, at a medical institution chosen in advance in coordination with the Company.

4.     EXPENSES

       The Company shall reimburse Employee for his normal and reasonable expenses incurred for travel, entertainment and similar items in promoting and carrying out the business of the Company in accordance with the Company's general policy, in effect from time to time. As a condition of reimbursement, Employee agrees to provide the Company with copies of all available invoices and receipts, and otherwise account to the Company in sufficient detail to allow the Company to claim an income tax deduction for such paid item, if item is deductible. Reimbursement shall be made on a monthly, or more frequent, basis.

5.     RESERVE DUTY

       Immediately upon receipt of a notice of reserve duty, Employee shall report such notice to the Company's Board of Directors. Upon Employee's return from reserve duty, Employee shall deliver to the Company appropriate confirmation of reserve duty served from his military unit, against which the Company shall pay Employee his regular compensation package with respect to the period served.

6.     COVENANT NOT TO COMPETE

       Employee agrees that he is and shall be in a position of special trust and confidence and will have access to confidential and proprietary information about the Company's business and plans. Employee agrees that he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any similar individual or representative capacity, engage or participate in any business competitive with the Company's business or with the Business of any parent of subsidiary of the Company, including projects under consideration by the Company at the time of termination, during the term of his employment for a period of twelve (12) months after the termination of his employment, regardless of the reason for such termination and regardless of whether such termination was initiated by the Employee or by the Company.

7.     CONFIDENTIALITY AND TRADE SECRETS

       7.1. KNOW-HOW AND INTELLECTUAL PROPERTY. It is understood that the Company has developed or acquired and will continue to develop or acquire certain products, technology, unique or special methods, manufacturing and assembly processes and techniques, trade secrets, written marketing plans and


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              customer arrangements, and other proprietary rights and
              confidential information which are not in the public domain (collectively referred to as the "COMPANY PROPERTY"). It is expected that the Employee will gain knowledge of and utilize the Company Property during the course and scope of his employment with the Company, and will be in a position of trust with respect to the Company Property. All inventions and developments made by the Employee for the Company in the context of his employment with the Company, and all intellectual property rights contained therein, shall be deemed Company Property. Employee agrees that all rights he has to any technology, patents, copyrights, ideas in whatever form, and any other intellectual property rights, which relate to the Company Property are unconditionally assigned to and owned, free of any third party rights or encumbrances, by the Company, and the Employee agrees to cooperate with the Company and to provide to it all details necessary to carry out any registration or act, to sign any power of attorney or document and to carry out any act to enable the Company, and only the Company, to make use of all the Company Property, to duly register the same, whether in Israel or abroad, should the Company desire to do so, and/or to protect the same in any other manner as the Company shall see fit. The Employee's covenant to assist the Company in the acquisition and enforcement of intellectual property rights and protections in connection with the Company Property shall continue to apply after he has ceased to be employed by the Company.

       7.2. COMPANY PROPERTY. It is hereby stipulated and agreed that the Company Property shall remain the sole property of the Company. It is further stipulated and agreed by the parties, as a material inducement for the Company having entered into this Agreement and remaining a party hereto (subject to any early termination hereof by the Company), that Employee shall be bound by the Company's standard Employee Non-Disclosure Agreement.

       7.3. EFFECT OF TERMINATION. In the event that Employee's employment is terminated, for whatever reason, Employee agrees not to copy, make known, disclose or use, any of the Company Property, and the Employee shall continue to observe the provisions of the Employee Non-Disclosure Agreement, which shall survive such termination. Without derogating from the Company's rights under the law of torts, Employee further agrees not to endeavor or attempt in any way to interfere with or induce a breach of any relationship that the Company may have with any employee, customer, contractor, supplier, representative, or distributor for a period of eighteen
              (18) months from the date of any termination of Employee's employment with the


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              Company for any reason whatsoever. Employee agrees, upon
              termination of employment, to deliver to the Company all confidential papers, documents, records, lists and notes (whether prepared by Employee or others), in any media whatsoever, comprising or containing the Company Property, without retaining any copies thereof, and any other property of the Company.

       7.4. CONFIDENTIALITY. Employee will sign the Company's standard form of Employee Non-Disclosure Agreement and Non-competition Agreement (collectively, the "Confidentiality Agreements").

       7.5. MATERIAL BREACH. It is hereby agreed that a breach of Sections 6 or 7 or the Confidentiality Agreements shall be considered as a material breach of this Agreement.

8.     CORPORATE OPPORTUNITIES

       In the event that during the Employment Term, any business opportunity related to the Company's business shall come to Employee's knowledge, Employee shall promptly notify the Company's Board of Directors of such opportunity. Employee shall not appropriate for himself or for any other person other than the Company, any such opportunity, except with the express written consent of the Board of Directors, in advance. Employee's duty to notify the Company and to refrain from appropriating all such opportunities shall neither be limited by, nor shall such duty limit, the application of the general law of Israel relating to the fiduciary duties of an agent or employee.

9.     TERMINATION OF EMPLOYMENT

       9.1. GENERAL. This Agreement may be terminated by either party, at any time, without cause (during the Initial Term or during the Extended Term), by giving the other party three (3) months' advance written notice of its election to terminate this Agreement.

       9.2. TERMINATION FOR CAUSE. Notwithstanding Section 2 and Section 9.1 above, the Company may immediately terminate Employee's employment at any time for Cause. Termination for Cause shall be effective from the receipt of written notice thereof to Employee. "Cause" means: (i) material neglect of his duties or a material breach or violation of any of the provisions of this Agreement; (ii) fraud, embezzlement, defalcation or conviction of any felonious offense; or (iii) intentionally imparting confidential information relating to the Company or Parent or their business to a third party, other than in the course of carrying out Employee's duties hereunder. The Company's exercise of its rights to


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              terminate with Cause shall be without prejudice to any other remedy it may be entitled at law or in equity, or nder this Agreement.

       9.3. TERMINATION UPON DEATH OR DISABILITY. This Agreement shall automatically terminate upon Employee's death. In addition, if any disability or incapacity of Employee to perform his duties as a result of any injury, sickness, or physical, mental, or emotional condition, continues for a period of thirty (30) business days (excluding any accrued vacation) out of any one hundred and twenty
              (120) calendar day period, the Company may terminate Employee's employment upon written notice. Payment of salary to Employee during any sick leave shall only be to the extent that Employee has accrued sick leave or vacation days.

       9.4. PRIOR NOTICE PAYMENT. If this Agreement is terminated by the Company without cause pursuant to Section 9.1 (above), or if after the initial three (3) year term it is not renewed, the Company shall pay Employee a prior notice fee equal to the greater of (a) the full amount of the compensation that he could have expected under this Agreement, as and when payable under this Agreement, without deduction except for tax withholding amounts, through the end of the term; or (b) six (6) months of his then-current salary without bonus, subject to tax withholding amounts. If this Agreement is terminated by the Company for cause, pursuant to
              Section 9.2 (above), the Company shall pay to Employee a prior notice fee equal to three (3) months of his then-current salary without bonus, subject to tax withholding amounts, in exchange for a release as to any and all claims Employee may have against the Company. There shall be no prior notice payment in the event that this Agreement is terminated voluntarily by Employee. During the time period that Employee is receiving the prior notice pay, he shall remain as a non-employee consultant of the Company in a non-policy making role.

10.    MISCELLANEOUS

       10.1. NO CONFLICTING AGREEMENTS. Employee declares that he is not bound by any agreement, understanding or arrangement according to which the execution of and compliance with this Agreement may constitute a breach or default.

       10.2. HEADINGS. The headings of the Sections and subsections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of the contents of this Agreement.


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       10.3.  SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

       10.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       10.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters, including but not limited to that certain Employment Agreement dated May 17, 1994, by and between the Company and Employee. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.

       10.6. NO IMPLIED WAIVERS. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

       10.7. PERSONAL SERVICES. It is understood that the services to be performed by the Employee hereunder are personal in nature and the obligations to perform such services and the conditions and covenants of this Agreement cannot be assigned by Employee. Subject to the foregoing and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Company.

       10.8. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. In the event of any controversy or claim arising out of or relating to this Agreement, or breach thereof, the parties may apply solely to the court having jurisdiction in Tel Aviv - Jaffa, Israel.

       10.9. NOTICES. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement or related to it shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class postage prepaid, registered or certified mail, return receipt requested, shall be


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              deemed to have been given two (2) days after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

       10.10. MERGER, TRANSFER OF ASSETS, OR DISSOLUTION OF THE COMPANY. This Agreement shall not be terminated by any dissolution of the Company resulting from either (i) merger or consolidation in which the Company is not the consolidated or surviving Company, or (ii) a transfer of all or substantially all of the assets of the Company. In each of such events, the rights, benefits, and obligations herein shall be assigned to the surviving or resulting Company, or to the transferee of the assets, as applicable.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


PHASECOM LTD.                                     /s/ Menashe Shahar
                                               --------------------------
                                               MENASHE SHAHAR



BY:    /s/ Tal Mundlak-Avnon
   -----------------------------------

NAME:       Tal Mundlak-Avnon
     ---------------------------------

TITLE:  Vice President, Finance and Administration
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